CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
This Confidential Separation Agreement and General Release (the “Agreement”) is by and between Allen D. Jacobson (“Employee”) and Lawson Products, Inc., an Illinois corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, Employee has been employed by the Company or one of its affiliates since December 1, 2008, and Employee’s most recent job is Senior Vice President, Sales; and
WHEREAS, Employee’s employment by the Company will terminate effective September 30, 2015; and
WHEREAS, Employee and the Company mutually desire that all matters and affairs between them will be settled and compromised in accordance with the terms and provisions of the Agreement; and
WHEREAS, Employee expressly acknowledges that he is receiving additional payments and benefits solely in consideration for his execution of (and agreement to be bound by) the terms and provisions of the Agreement, including, without limitation, the General Release set forth herein.
NOW, THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Compensation Payments.

a.
Employee’s employment by the Company will terminate effective September 30, 2015 (the “Separation Date”). The Company has paid or will pay Employee’s base salary through the Separation Date and has continued or will continue Employee’s benefits through the Separation Date.

b.	Employee’s most recent base salary is $271,108 per year or $11,296.17 on a semi-monthly basis, less required and authorized deductions.

c.
The Company has paid or will pay Employee all earned and accrued but unused Paid Time Off pay as of the Separation Date. Employee and the Company agree that as of September 8, 2015, Employee had 44 hours of earned and accrued but unused PTO.

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d.	The payments and benefits set forth in this Section 1 will be paid and provided to Employee by the Company whether or not Employee signs and does not revoke the Agreement.

2.	Separation Payments and Benefits.

a.
The Company will pay Employee separation payments in the total amount of $271,108, less federal, state and local tax withholdings and any other deductions required by law or authorized by Employee, payable in 24 equal semi-monthly payments of $11,296.17, commencing within 30 days after Employee timely delivers to the Company an executed copy of the Agreement and the 7 day revocation period has expired without revocation of the Agreement by Employee.

b.	Long Term Incentive Plan. Employee has currently outstanding awards under the following Company long term incentive plans (“LTIP”):

i.	2010-2012 VPLTIP - granted under the Lawson Products, Inc. Amended Stock Performance Plan.

ii.	2012-2014 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

iii.	2013-2015 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

iv.	2014-2016 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan and the Lawson Products, Inc. Amended Stock Performance Plan.

v.	2015-2017 LTIP - granted under the Lawson Products, Inc. 2009 Equity Compensation Plan (As Amended and Restated Effective May 13, 2014) and the Lawson Products, Inc. Amended Stock Performance Plan.
As of the Separation Date, Employee will not be an eligible employee or active participant in the Company’s LTIP.  Employee will be entitled to any vested benefits which he may have under the LTIP as of the

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Separation Date pursuant to the terms of the award agreements.  For purposes of the LTIP, Employee’s separation from employment by the Company will be treated as without “Cause,” as defined in Section 1.5 of the LTIP. Exhibit A summarizes Employee’s vested LTIP benefits as of the Separation Date.

c.
Beginning on October 1, 2015, Employee will be eligible to continue Employee’s group health coverage (including medical, dental and/or vision) pursuant to the consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Company will provide Employee a COBRA notice which will include additional details regarding COBRA coverage. If Employee timely elects to continue such benefits pursuant to COBRA, the Company agrees to permit Employee to continue such coverage for 18 months following the Separation Date at active employee rates (as opposed to COBRA rates), and thereafter, at Employee’s sole expense. If Employee becomes eligible for health insurance coverage through another employer during the initial 18 month period and he continues his COBRA coverage, the active employee rates will cease and Employee will be responsible for paying the full COBRA rates.  Employee will promptly notify the Company if he becomes eligible for coverage through another employer during this 18 month period.

d.	The Company will provide Employee with outplacement from a firm selected by the Company.

e.
The payments and benefits set forth in this Section 2 will be paid and provided to Employee by the Company, conditioned on Employee timely providing to the Company a signed copy of the Agreement, not revoking the Agreement and complying with the terms of the Agreement.

3.	Benefits and Other Arrangements.

a.	Annual Incentive Plan. Employee was a participant in the Company’s Annual Incentive Plan (“AIP”) for 2015. Employee will be entitled to a payment of $50,000 under the 2015 Annual Incentive Plan.

b.	Lawson Retirement Plan. Employee is a participant in the Company’s Retirement Plan. As of the Separation Date, Employee will not be an eligible employee or an active participant under the Company’s

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Retirement Plan, including its 401(k) and Profit Sharing components. Amounts payable to Employee pursuant to Section 2 hereof will not be considered compensation for purposes of the Retirement Plan. Employee will be entitled to any vested benefits which he may have under the Retirement Plan as of the Separation Date, pursuant to the terms of the Retirement Plan.

c.
Disability Insurance Coverage. Employee confirms that he was not disabled as of the Separation Date. Employee will no longer be eligible for disability insurance coverage through the Company as of the Separation Date. Employee will have any rights to convert this coverage to individual coverage at Employee’s expense that may be provided by the applicable insurance plan, if any.

d.
Basic Life Insurance. Employee will no longer be eligible to participate in the Company’s basic life insurance plan as of the Separation Date. Employee will have any rights to convert this coverage to an individual coverage at Employee’s expense that may be provided by the applicable insurance plan, if any.

e.
Optional Life Insurance; Business Travel/Accident Insurance. Employee will no longer be eligible to participate in the Company’s optional life and spousal life insurance plans as of the Separation Date. Employee will have any rights to convert the coverages to individual coverages at Employee’s expense that may be provided by the applicable insurance plan, if any. Employee will not be eligible to participate in the business travel/accident insurance after the Separation Date.

f.
Executive Deferral Plan. Employee was a participant in the Company’s Executive Deferral Plan.  As of the Separation Date, Employee will not be an eligible employee or active participant in the Company’s Executive Deferral Plan.  Employee will be entitled to any vested benefits which he may have under the Executive Deferral Plan as of the Separation Date pursuant to the terms of the Executive Deferral Plan.  Exhibit B summarizes Employee’s vested deferral benefits and elections.

g.	Flexible Spending Plan. Employee was a participant in the Company’s Flexible Spending Plan. As of the Separation Date,

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Employee will not be an eligible employee or active participant in the Company’s Flexible Spending Plan.  If Employee elects COBRA with respect to the Flexible Spending Plan, Employee will be entitled to utilize any contributed funds pursuant to the terms of the Flexible Spending Plan and to continue contributions.  If Employee does not elect COBRA, Employee will have 90 days to submit any claims incurred on or prior to his Separation Date, and the remainder of the contributed funds, if any, will be forfeited.  The Company will provide Employee a COBRA notice which will include additional details regarding COBRA coverage.

h.	Business Expense Reimbursement. Employee confirms that he has been reimbursed for all business expenses which he incurred in connection with his work for the Company through the Separation Date.

i.
Lawson Severance Pay Plan. Employee acknowledges that he is not eligible for any benefits under the Lawson Severance Pay Plan, and has no claims for severance pay under any other policy or practice of Company.

j.
Advances or Loans. Employee has a loan from his 401(k) account with an outstanding balance of $15,425.30. Employee must repay the loan prior to the Separation Date or the amount of the loan will be treated as a distribution. Employee confirms that he has not received any other form of payments, advances, loans or other charges from the Company which are owed to the Company and which have not been repaid to the Company.

k.
Indemnification. As an officer of the Company and of Lawson Products, Inc., a Delaware corporation (“Lawson Delaware”), and parent of the Company, Employee will retain any rights to indemnification by the Company and Lawson Delaware which he may have under the Certificates of Incorporation or By-Laws of the Company and Lawson Delaware, as of the Separation Date, and under applicable law. In all other respects, Employee will be responsible for any attorneys’ fees or costs which he may incur in connection with his former employment with the Company.

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l.	No Other Compensation. Except as provided herein, Employee confirms the Company has paid all compensation or benefits or other amounts due to him through the Separation Date.

m.
Intention to Comply with Code Section 409A. The intent of the parties is that payments and benefits under the Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, the Agreement will be interpreted to be in compliance therewith or exempt therefrom. Each amount to be paid or benefit to be provided hereunder shall be construed as a separate identified payment for purposes of Section 409A. Employee acknowledges that if any provision of the Agreement would cause Employee to incur any additional tax or interest under Code Section 409A, such additional tax and interest will solely be his responsibility.

n.
302 Subcertification. On or before the Separation Date, Employee agrees to timely sign and deliver to the Company a 302 Subcertification for the quarter ending September 30, 2015. Employee will have no further obligation to provide the Company with any further 302 Subcertifications.

o.
Mutually Agreed Letter of Reference; Responses to Inquiries. The Company agrees to provide Employee with a letter of reference for Employee, on Company letterhead, signed by Michael DeCata. In the event an inquiry regarding Employee from a prospective employer or contracting firm is directed to the Company’s General Counsel, the Company agrees to provide information consistent with the letter of reference.

p.
Unemployment Compensation. Employee will not be eligible to apply for state unemployment compensation insurance benefits prior to the Separation Date. The Company agrees not to contest any application by Employee for state unemployment compensation insurance benefits after the Separation Date.

4.
Employee’s Obligations Under Loyalty and Confidentiality Agreement. Employee and the Company are parties to a Loyalty and Confidentiality Agreement dated January 1, 2014 (the “LCA”) , a copy of which is attached hereto as Exhibit C, which

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LCA will remain in full force and effect after the Separation Date. Employee confirms that he has complied with all of his obligations under the LCA to date, and that he will continue to comply with those obligations. Employee agrees that the non-competition obligations set forth in Section 3.3(b) of the LCA are extended to 12 months after the Separation Date in consideration of the 12 months of Separation Payments payable pursuant to Section 2.a. of the Agreement. The parties agree that the Company’s obligations under the Agreement are expressly conditioned upon Employee’s continued compliance with the LCA before and after the Separation Date. Employee acknowledges that the payments and benefits described herein represent additional consideration for Employee’s agreed continued compliance with the LCA. The parties agree that for purposes of the LCA, and in consideration of the benefits described in Section 2 of the Agreement, Employee’s termination on the Separation Date will not be considered to be without cause.

5.	General Release to the Company. In consideration of the separation payments and benefits set forth in Section 2 of the Agreement:

a.
Employee hereby RELEASES the Company, its past and present parents, subsidiaries, affiliates, predecessors, successors, assigns, related companies, entities or divisions, its or their past and present employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past and present officers, directors, associates, shareholders, partners, agents, representatives, attorneys and employees (all collectively referred to as “Releasees”), from any and all claims, demands or causes of action which Employee, or Employee’s heirs, executors, administrators, agents, attorneys, representatives or assigns (all collectively referred to as “Releasors”), have, had or may have against the Company, based on any events or circumstances arising or occurring prior to and including the date of Employee’s execution of the Agreement to the fullest extent permitted by law, regardless of whether such claims are now known or are later discovered, including but not limited to any claims relating to Employee’s employment or termination of employment by the Company, any rights of continued employment, reinstatement or reemployment by the Company, and any costs or attorneys’ fees incurred by Employee, PROVIDED, HOWEVER, Employee is not waiving, releasing or giving up any rights Employee may have (1) to receive vested benefits under the Retirement Plan, the LTIP, or any other employee benefit plan; (2) to

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pursue any claims which Employee may make under state workers’ compensation or unemployment compensation laws; (3) to enforce the terms of the Agreement; (4) to pursue any claims arising after the date that Employee executes the Agreement; (5) to pursue any rights to indemnification as described in the Agreement; or (6) to any other right which cannot be waived as a matter of law.

b.
Employee agrees and acknowledges: that the Agreement is intended to be a general release that extinguishes all claims by Employee against the Company; that Employee is waiving all claims against the Company, known or unknown, arising or occurring prior to and including the date of Employee’s execution of the Agreement; that the consideration that Employee will receive in exchange for Employee’s waiver of the claims specified herein exceeds anything of value to which Employee is already entitled; that Employee was hereby advised by the Company in writing that he had 21 days to consider the Agreement and that he should consult with an attorney regarding the Agreement; that Employee has entered into the Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice from counsel of Employee’s choosing; and that Employee has had a reasonable period of time within which to consider the Agreement.

c.
Employee agrees and acknowledges that Employee is waiving any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Equal Pay Act, the Sarbanes Oxley Act, the Dodd Frank Act, the Securities Act, the Illinois Human Rights Act, the Illinois Whistleblower Act, the Illinois Wage Payment and Collections Act, the Cook County Human Rights Ordinance, and all other federal, state and local statutes, ordinances and common law, including but not limited to any and all claims for pay, wages or commissions, bonuses, vacation pay, severance pay, claims alleging breach of contract, wrongful termination, personal injury, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, violation of public policy, negligence, retaliation, and/or any other torts, or other common law actions, to the fullest extent permitted by law;

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d.
Employee represents (1) that Employee has not assigned any claim against the Company to any person or entity; (2) that Employee has no right to any future employment by the Company following the Separation Date; (3) that Employee has received all compensation, benefits, leave and time off due through the Separation Date; (4) that Employee has not suffered any injury that resulted, in whole or in part, from Employee’s work at the Company that would entitle Employee to payments or benefits under any state worker’s compensation law; and (5) the termination of Employee’s employment by the Company is not related to any such injury.

e.
In the event any claim or suit is filed on Employee’s behalf against Releasees by Employee or any other person, class representative, entity or government agency, Employee hereby disclaims and waives any and all rights to receive monetary damages or injunctive relief in favor of Employee.

6.
Cooperating with Government.  Nothing in this Agreement will be construed to prohibit Employee from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation;  provided, however, that Employee may not disclose Employer information that is protected by the attorney-client privilege, except as expressly authorized by law. Employee does not need the prior authorization of Employer to make any such reports or disclosures, and Employee is not required to notify Employer that Employee has made such reports or disclosures.

7.
Nondisparagement. Employee agrees not to make, or cause or attempt to cause any other person to make any statement, written or oral, or convey any information about the Company or Releasees which is disparaging or which in any way reflects negatively upon the Company or Releasees. The Company and Employee agree that nothing in the Agreement is meant to preclude the Company or Employee from fully and truthfully cooperating with any government investigation or inquiry.

8.
Return of Company Property. Employee understands and agrees that all business information, files, research, records, memoranda, books, lists, Confidential Information (as defined below) and other documents and materials (regardless of

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media), including computer disks, and other hardware and software and data that Employee received during Employee’s employment with the Company are the property of the Company and that Employee will deliver to the Company all such materials, including all copies and excerpts thereof, in Employee’s possession or under Employee’s control on or before the Separation Date.

9.	Confidential Information.

a.
Employee expressly recognizes and acknowledges that during Employee’s employment with the Company, Employee became entrusted with, had access to, or gained possession of confidential and proprietary information, data, documents, records, materials, and other trade secrets and/or other proprietary business information of the Company (regardless of media) that is not readily available to competitors, outside third parties and/or the public, including without limitation, information about (a) current or prospective customers and/or suppliers; (b) employees, research, goodwill, production, and prices; (c) business methods, processes, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, practices and procedures; (d) computer software and technology development; (e) current or prospective business opportunities, plans, proposals and strategies, including acquisition, merger and/or divestiture strategies; and (f) other proprietary information created or obtained by Employee during the course of Employee’s employment with the Company (collectively or with respect to any of the foregoing, the “Confidential Information”). Employee further recognizes and acknowledges that the Confidential Information is the sole and exclusive property of the Company and that the Company has a legitimate interest in protecting its Confidential Information.

b.    Employee agrees that following Employee’s termination of employment, Employee will keep and retain in confidence all Confidential Information and will not, without written consent of the Company, disclose or divulge any Confidential Information to any third party for so long as the Confidential Information is valuable and unique, or until either the Company has itself released the Confidential Information into the public domain or the Confidential Information has clearly become publicly available by means other than the Company or Employee. No individual piece of Confidential

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Information will be deemed to have become publicly available merely because other pieces of Confidential Information will have become publicly available, and no individual piece of Confidential Information will be deemed to have become publicly available unless all of its substantive provisions will have become publicly available.

10.	Full Cooperation.

a.
Employee agrees that Employee will cooperate fully and truthfully with the Company and its attorneys with respect to any matter (including, for example, litigation, potential litigation, investigations, governmental proceedings or other legal matters) that relates to matters with which Employee was involved while Employee was employed by the Company. Employee’s required cooperation may include, for example, appearing from time to time at the Company offices or the Company attorneys’ offices for conferences and interviews, testifying truthfully and preparing to testify at any deposition, hearing, or trial, and in general providing the Company and its attorneys with the full benefit of Employee’s knowledge with respect to any such matter. Employee agrees to cooperate in a timely fashion and at times that are agreeable to all parties. The Company agrees to provide Employee with reasonable advance notice of needed cooperation and to reasonably seek to accommodate Employee’s demands from other work.

b.
Employee agrees to promptly notify the Company’s General Counsel if Employee is the recipient of a subpoena or other request for information about the Company, and to cooperate with the Company’s response to such subpoena or request.

c.
The Company agrees to reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee as a result of such cooperation. Employee will not be separately compensated for any time spent providing such cooperation.

11.
Severability. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision will be enforced to the extent possible or modified in such a way as to make it enforceable, and the remaining provisions of the Agreement will continue in full force and effect. In addition, the parties hereby expressly empower a court of competent jurisdiction to

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modify any term or provision of the Agreement to the extent necessary to comply with existing law and to enforce the Agreement as modified.

12.
Governing Law. The Agreement will be governed by the laws of the State of Illinois and all disputes arising under the Agreement must be submitted to a court of competent jurisdiction in Chicago, Illinois. Employee and the Company hereby waive the right to litigate any disputes between them before a jury and consent to litigate any dispute between them before a judge.

13.
Assignment. The Agreement will be binding upon Employee and Employee’s heirs and legal representatives and will not be subject to assignment or delegation by Employee without the Company’s express written consent. The Agreement will be binding upon the Company and its affiliates, successors and assigns, and will be subject to assignment by the Company, in the Company’s sole discretion. The Agreement will inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

14.
No Waiver. The failure of either party to strictly enforce any term or provision of the Agreement, in any one or more instances, will not be construed as a waiver of the strict performance of such provision and will not affect that party’s right and ability to insist on strict performance of each and every provision of the Agreement.

15.	No Oral Modification. Neither the Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by both parties.

16.
No Reliance upon Other Statements. The Agreement is entered into without reliance upon any statement or representation of any party hereto other than the statements and representations contained in writing in the Agreement.

17.	No Admission.

a.
The Agreement does not constitute and will not be construed as an admission by the Company that it has violated any law, interfered with any rights, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Employee, and the Company expressly denies that it has engaged in any such conduct.

b.	The Agreement does not constitute and will not be construed as an admission by Employee that Employee has violated any law, interfered with any rights, breached any obligation or otherwise

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engaged in any improper or illegal conduct with respect to the Company, and Employee expressly denies that it has engaged in any such conduct.

c.	The Agreement is based upon unique circumstances and has no precedential value regarding past, current or future employees of the Company.

18.
Entire Agreement. The Agreement contains the full agreement between Employee and the Company, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties, except the LCA and the plans governing referenced benefits herein will continue to govern any continuing benefits. The headings in the Agreement are provided for reference and will not affect the substance of the Agreement.

19.	Consult With Attorney. Employee is advised and encouraged by the Company to consult with an attorney at Employee’s own expense before signing the Agreement.

20.
Counterparts. The Agreement may be executed in counterparts, each of which will be an original, and all of which, taken together, will constitute one and the same instrument. The parties agree that facsimile copies of signatures will be sufficient.

21.
Full and Knowing Waiver. Employee affirms that Employee has carefully read and fully understands the Agreement, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into the Agreement freely and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery Employee might pursue for any claims arising on or prior to the date of the execution of the Agreement. Employee also acknowledges that Employee is receiving consideration in addition to that which Employee would otherwise be entitled in exchange for Employee’s agreement to release claims against the Company.

22.
Time to Consider Agreement. The Agreement was given to Employee on September 8, 2015. Employee has until September 30, 2015, a period of not less than 21 days, to consider it. Employee may accept the Agreement by delivering an executed copy to the General Counsel, Lawson Products, Inc., 8770 W. Bryn Mawr Ave., Suite 900, Chicago, IL 60631, on the Separation Date.

23.
Revocation. Employee understands that for a period of seven (7) days following Employee’s execution of the Agreement, Employee may revoke the Agreement by delivering to the General Counsel, Lawson Products, Inc., 8770 W. Bryn Mawr Ave.,

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Suite 900, Chicago, IL 60631, a written statement indicating that Employee wishes to revoke the Agreement. The Agreement will not be effective or enforceable until both parties have executed the Agreement and the revocation period has expired (the “Effective Date”). If Employee revokes the Agreement, Employee will not receive the compensation and benefits described in Section 2 or Section 3.b. and the Agreement will be null and void.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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WHEREFORE, the parties execute the Agreement voluntarily and as their own free act and deed as follows:
Lawson Products, Inc.                Allen D. Jacobson
Signature:    /s/ Michael G. DeCata        Signature:    /s/ Allen D. Jacobson
Title:    President & CEO
Date:    September 15, 2015            Date:            9/15/2015

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